Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE SURGICAL ANNOUNCES THIRD QUARTER EARNINGS
SUNNYVALE, CALIF. October 18, 2016 - Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in robotic-assisted surgery, today announced financial results for the quarter ended September 30, 2016.

Q3 Highlights

•	Worldwide da Vinci procedures grew approximately 14% compared with the third quarter of 2015 driven primarily by growth in U.S. general surgery procedures and worldwide urologic procedures.

•	The Company shipped 134 da Vinci Surgical Systems compared with 117 in the third quarter of 2015.

•	Third quarter 2016 revenue of $683 million grew approximately 16% compared with $590 million for the third quarter of 2015.

•	Third quarter 2016 GAAP net income was $211 million, or $5.31 per diluted share, compared with $167 million, or $4.40 per diluted share, for the third quarter of 2015.

•
Third quarter 2016 non-GAAP* net income was $246 million, or $6.19 per diluted share, compared with $199 million, or $5.24 per diluted share, for the third quarter of 2015. Included in third quarter 2016 and 2015 net income per diluted share is $0.40 and $0.77, respectively, of benefits from certain income tax items.

•
The Company announced a joint venture with Shanghai Fosun Pharmaceutical (Group) Co., Ltd. to research, develop, manufacture and sell innovative, robotic-assisted catheter-based medical devices, which will initially pursue products targeting early diagnosis and cost-effective treatment of lung cancer.

Q3 Financial Summary
Gross profits, income from operations, net income, and net income per share are reported on a GAAP and non-GAAP* basis. The non-GAAP* measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
Third quarter 2016 revenue was $683 million, an increase of approximately 16% compared with $590 million in the third quarter of 2015. Higher third quarter revenue was driven by growth in recurring instrument, accessory, and service revenue, and higher systems revenue.
Third quarter 2016 instrument and accessory revenue increased by approximately 17% to $348 million, compared with $298 million for the third quarter of 2015, primarily driven by approximately 14% growth in da Vinci procedure volume. Third quarter 2016 service revenue increased by approximately 10% to $130 million, compared with $117 million for the third quarter of 2015.
Third quarter 2016 systems revenue increased by approximately 18% to $205 million, compared with $174 million for the third quarter of 2015. Intuitive Surgical shipped 134 da Vinci Surgical Systems in the third quarter of 2016, compared with 117 in the third quarter of 2015.
Third quarter 2016 income from operations increased to $256 million, compared with $190 million in the third quarter of 2015. Third quarter 2016 non-GAAP* income from operations increased to $308 million, compared with $240 million in the third quarter of 2015. Third quarter 2016 GAAP and non-GAAP* income from operations benefited from a $7 million refund of previously paid Medical Device Excise Tax, reflected as a reduction to third quarter 2016 cost of revenue.
Third quarter 2016 GAAP net income was $211 million, or $5.31 per diluted share, compared with $167 million, or $4.40 per diluted share, for the third quarter of 2015. Third quarter 2016 non-GAAP* net income was $246 million, or $6.19 per diluted share, compared with $199 million, or $5.24 per diluted share, for the third quarter of 2015. Third quarter 2016 GAAP and non-GAAP* net income benefited from a $7 million pre-tax refund of previously paid Medical Device Excise Tax and $16 million, or $0.40 per share, relating to certain tax benefits. Third quarter 2015 GAAP and non-GAAP* net income benefited from $29 million, or $0.77 per share, relating to certain tax benefits.
Intuitive Surgical ended the third quarter of 2016 with $4.6 billion in cash, cash equivalents, and investments, an increase of $336 million during the quarter, primarily driven by cash generated from operations and proceeds from common stock issued.
Commenting on the announcement, Dr. Gary Guthart, President and CEO of Intuitive Surgical, said, “While we are pleased with our third quarter operating results, we remain focused on helping our customers build effective robotic surgery programs by understanding their needs and delivering the right products and services.”
Additional supplemental financial and procedure information has been posted to the Investor Relations section of the Intuitive website at: http://phx.corporate-ir.net/phoenix.zhtml?c=122359&p=irol-IRHome.

Webcast and Conference Call Information
Intuitive Surgical will hold a teleconference at 1:30 p.m. PDT today to discuss the third quarter 2016 financial results. The call is being webcast by NASDAQ OMX and can be accessed at Intuitive Surgical’s website at www.intuitivesurgical.com or by dialing (800) 230-1074 or (612) 234-9960.

About Intuitive Surgical, Inc.
Intuitive Surgical, Inc. (NASDAQ: ISRG), headquartered in Sunnyvale, Calif., is the industry leader in robotic-assisted, minimally invasive surgery. Intuitive Surgical develops, manufactures, and markets the da Vinci Surgical System.

About the da Vinci Surgical System
The da Vinci Surgical System is a surgical platform designed to enable complex surgery using a minimally invasive approach. The da Vinci Surgical System consists of an ergonomic surgeon console or consoles, a patient-side cart with three or four interactive arms, a high-performance vision system and proprietary EndoWrist instruments. Powered by state-of-the-art technology, the da Vinci Surgical System is designed to scale, filter, and seamlessly translate the surgeon’s hand movements into more precise movements of the EndoWrist instruments. The net result is an intuitive interface with improved surgical capabilities. By providing surgeons with superior visualization, enhanced dexterity, greater precision, and ergonomic comfort, the da Vinci Surgical System makes it possible for skilled surgeons to perform more minimally invasive procedures involving complex dissection or reconstruction. Surgeons, hospitals, and patients benefit from a large community of users and the Company’s robotic-assisted surgical ecosystem, beginning with the robotic platforms, and also including the broad instrument product line, imaging solutions, training programs and technology, clinical validation, field clinical support, field technical support, and program optimization. For more information about clinical evidence related to da Vinci Surgery, please visit www.intuitivesurgical.com/company/clinical-evidence/.
da Vinci® and EndoWrist® are trademarks of Intuitive Surgical, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding joint venture activities and helping customers build effective robotic surgery programs. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including, but not limited to, the following: the impact of global and regional economic and credit market conditions on healthcare spending; healthcare reform legislation in the United States and its impact on hospital spending, reimbursement and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and market acceptance of developed products; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances or partnerships; procedure counts; regulatory approvals, clearances and restrictions or any dispute that may occur with any regulatory body; guidelines and recommendations in the healthcare and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which we operate; unanticipated manufacturing disruptions or the inability to meet demand for products; the results of legal proceedings to which we are or may become a party; product liability and other litigation claims; adverse publicity regarding the Company and the safety of our products and adequacy of training; our ability to expand into foreign markets; and other risk factors under the heading “Risk Factors” in our report on Form 10-K for the year ended December 31, 2015, as updated by our other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

*About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, and non-GAAP net income per diluted share (“EPS”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding non-cash charges, such as amortization of intangible assets and share-based compensation (“SBC”) expenses, and other special items. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.
Non-GAAP gross profit. We define non-GAAP gross profit as gross profit excluding the amortization of intangible assets and expenses related to SBC.
Non-GAAP income from operations. We define non-GAAP income from operations as income from operations excluding the amortization of intangible assets, expenses related to SBC, and litigation charges and recoveries.
Non-GAAP net income and EPS. We define non-GAAP net income as net income excluding the amortization of intangible assets, expenses related to SBC, and litigation charges and recoveries, net of the related tax effects. The tax effects are determined by applying a calculated non-GAAP effective tax rate, which is commonly referred to as the with-and-without method. Without excluding these tax effects, investors would only see the gross effect that these non-GAAP adjustments had on our operating results. We define non-GAAP EPS as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis.
There are a number of limitations related to the use of non-GAAP measures versus measures calculated in accordance with GAAP. Non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, and non-GAAP EPS exclude amortization of intangible assets and SBC, which are recurring expenses. SBC has been and will continue to be for the foreseeable future a significant recurring expense in our business. In addition, the components of the costs that we exclude in our calculation of non-GAAP net income and non-GAAP EPS may differ from the components that our peer companies exclude when they report their results of operations. Management addresses these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and EPS calculated in accordance with GAAP.

INTUITIVE SURGICAL, INC.
UNAUDITED QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended
In millions (except per share data)	September 30, 2016	June 30, 2016	September 30, 2015
Revenue:
Instruments and accessories	$348.1	$339.3	$298.1
Systems	205.1	202.7	174.2
Services	129.7	128.1	117.4
Total revenue	682.9	670.1	589.7
Cost of revenue:
Product	158.4	165.8	155.3
Service	37.5	33.4	38.6
Total cost of revenue (1)	195.9	199.2	193.9
Gross profit	487.0	470.9	395.8
Operating expenses:
Selling, general and administrative	168.0	170.8	154.9
Research and development	62.6	54.7	51.0
Total operating expenses	230.6	225.5	205.9
Income from operations	256.4	245.4	189.9
Interest and other income, net	10.4	8.0	3.7
Income before taxes	266.8	253.4	193.6
Income tax expense (2)	55.8	68.9	26.3
Net income	$211.0	$184.5	$167.3
Net income per share:
Basic	$5.45	$4.82	$4.49
Diluted (2)	$5.31	$4.71	$4.40
Shares used in computing net income per share:
Basic	38.7	38.3	37.3
Diluted	39.7	39.2	38.0

(1) Includes pre-tax medical device excise tax refund benefit as follows:
Total cost of revenue	$7.1	$—	$—
(2) Includes certain one-time tax benefits as follows:
Income tax expense	$15.8	$—	$29.3
Diluted net income per share	$0.40	$—	$0.77

INTUITIVE SURGICAL, INC.
UNAUDITED NINE MONTHS ENDED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Nine months ended
	September 30,
In millions (except per share data)	2016	2015
Revenue:
Instruments and accessories	$1,009.5	$872.1
Systems	555.7	491.2
Services	382.3	344.6
Total revenue	1,947.5	1,707.9
Cost of revenue:
Product	475.8	468.9
Service	108.8	119.9
Total cost of revenue (1)	584.6	588.8
Gross profit	1,362.9	1,119.1
Operating expenses:
Selling, general and administrative	511.6	480.2
Research and development	170.5	144.8
Total operating expenses	682.1	625.0
Income from operations	680.8	494.1
Interest and other income, net	23.9	12.6
Income before taxes	704.7	506.7
Income tax expense (2)	172.8	107.9
Net income	$531.9	$398.8
Net income per share:
Basic	$13.92	$10.78
Diluted (2)	$13.57	$10.55
Shares used in computing net income per share:
Basic	38.2	37.0
Diluted	39.2	37.8

(1) Includes pre-tax medical device excise tax refund benefit as follows:
Total cost of revenue	$7.1	$—
(2) Includes certain one-time tax benefits as follows:
Income tax expense	$15.8	$37.1
Diluted net income per share	$0.40	$0.98

INTUITIVE SURGICAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

In millions	September 30, 2016	December 31, 2015
Cash, cash equivalents and investments	$4,561.3	$3,347.8
Accounts receivable, net	432.0	394.3
Inventory	183.5	167.9
Property, plant and equipment, net	447.3	432.1
Goodwill	201.1	201.1
Deferred tax assets	133.1	167.8
Other assets	216.4	196.3
Total assets	$6,174.7	$4,907.3

Accounts payable and other accrued liabilities	$396.8	$357.7
Deferred revenue	236.1	230.1
Total liabilities	632.9	587.8
Stockholders’ equity	5,541.8	4,319.5
Total liabilities and stockholders’ equity	$6,174.7	$4,907.3

INTUITIVE SURGICAL, INC.
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended			Nine months ended
In millions (except per share data)	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
GAAP gross profit	$487.0	$470.9	$395.8	$1,362.9	$1,119.1
Share-based compensation expense	10.2	9.1	9.4	28.0	26.7
Amortization of intangible assets	1.8	2.1	3.2	6.1	9.8
Non-GAAP gross profit	$499.0	$482.1	$408.4	$1,397.0	$1,155.6

GAAP income from operations	$256.4	$245.4	$189.9	$680.8	$494.1
Share-based compensation expense	46.9	42.7	44.2	132.4	126.6
Amortization of intangible assets	4.3	4.6	6.2	14.0	18.6
Litigation charges	—	4.4	—	6.6	13.8
Non-GAAP income from operations	$307.6	$297.1	$240.3	$833.8	$653.1

GAAP net income	$211.0	$184.5	$167.3	$531.9	$398.8
Share-based compensation expense	46.9	42.7	44.2	132.4	126.6
Amortization of intangible assets	4.3	4.6	6.2	14.0	18.6
Litigation charges	—	4.4	—	6.6	13.8
Tax adjustments	(16.5)	(15.8)	(18.5)	(48.5)	(51.2)
Non-GAAP net income	$245.7	$220.4	$199.2	$636.4	$506.6

GAAP net income per share - diluted	$5.31	$4.71	$4.40	$13.57	$10.55
Share-based compensation expense	1.18	1.09	1.16	3.38	3.35
Amortization of intangible assets	0.11	0.12	0.16	0.36	0.49
Litigation charges	—	0.11	—	0.17	0.37
Tax adjustments	(0.41)	(0.41)	(0.48)	(1.25)	(1.36)
Non-GAAP net income per share - diluted	$6.19	$5.62	$5.24	$16.23	$13.40